Exhibit 5.1

September 24, 2013

Paragon Shipping Inc.

15, Karamanli Avenue

Voula, 16673

Athens, Greece

Re:	Paragon Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel to Paragon Shipping Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) in connection with (i) the Company’s registration statement on Form F-1 (File No. 333-187996) (such registration statement as amended or supplemented from time to time, the “Initial Registration Statement”), including the prospectus included therein (the “Prospectus”) as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 18, 2013, as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of $28,750,000 of shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”), including the related preferred stock purchase rights (the “Rights”), and the Company’s registration statement filed pursuant to Rule 462(b) of the Securities Act on September 24, 2013, for the purpose of registering an additional $5,750,000 of Common Shares (such additional Common Shares, the “Additional Common Shares”), which increased amount reflects $750,000 of Common Shares that may be issued pursuant to the underwriters’ exercise of their over-allotment option granted to them by the Company (the “Additional Registration Statement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Initial Registration Statement, including the Prospectus; (ii) the Stockholders Rights Agreement, dated as of January 4, 2008, by and between the Company and Computershare Trust Company, N.A., as Rights Agent and the First Amendment to Stockholders Rights Agreement, dated as of December 16, 2009, by and between the Company and Computershare Trust Company, N.A. as Rights Agent (collectively, the “Stockholders Rights

Paragon Shipping Inc.

September 24, 2013

Agreement”); (iii) the Additional Registration Statement and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Additional Common Shares have been duly authorized and when the Additional Common Shares have been issued, sold and paid for as contemplated in the Additional Registration Statement, the Additional Common Shares will be validly issued, fully paid and non-assessable.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York, the Rights attached to the Additional Common Shares constitute binding obligations of the Company in accordance with the terms of the Stockholders Rights Agreement.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Additional Registration Statement and to the references to us in the Prospectus. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Additional Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP